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                                                                    EXHIBIT 5.1

           [Letterhead of Akin, Gump, Strauss, Hauer & Feld, L.L.P.]


                                 June 30, 2000

El Paso Energy Partners, L.P.
El Paso Energy Building
1001 Louisiana Street, 26th Floor
Houston, Texas 77002

           Re: Shelf Registration Statement - Form S-3

Ladies and Gentlemen:

           We have acted as counsel to El Paso Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation of the Registration Statement on Form S-3, as amended (Registration No. 333-85987) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") on June 30, 2000. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of one or more classes or series of capital securities representing limited partner interests ("Securities") of the Partnership, having an aggregate public offering price not to exceed U.S. $500,000,000, on terms to be determined at the time of the offering.

          In arriving at the opinions expressed below, we have examined (1) the Partnership's Certificate of Limited Partnership and Amended and Restated Agreement of Limited Partnership, each as amended to date, (2) the Registration Statement, (3) the Prospectus and (4) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Partnership and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          In rendering the opinions expressed below, we have assumed and have not verified (1) the genuineness of the signatures on all documents that we have examined, (2) the legal capacity of all natural persons, (3) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (4) the authenticity of the originals of such documents.

          Based on the foregoing, and subject to the limitations and other qualifications set forth below, with respect to Securities, we are of the opinion that, when (a) the Partnership has taken all necessary action to approve the issuance of such Securities, the terms of the offering thereof and related matters and (b) such Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such


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Securities will be validly issued and, on the assumption that the holder of such Securities is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, such Securities will be fully paid and nonassessable.

          For the purposes of the opinions expressed above, we have assumed that (1) the Registration Statement, and any amendments thereto (including post- effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (3) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and (4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

          We express no opinion other than as to the federal laws of the United States of America and the Revised Uniform Limited Partnership Act of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                              Very truly yours,


                              AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.